                                                                Exhibit 10.43

                               PLACEMENT AGREEMENT



         This PLACEMENT AGREEMENT, dated as of November 9, 1994, by and between HANOVER DIRECT, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association (the "Placement Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower intends to issue and sell from time to time its interest bearing flexible term notes in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) (the "Facility Amount") in two separate series (the first series of such notes being hereinafter referred to as the "Series A Notes," the second series of such notes being hereinafter referred to as the "Series B Notes" and the Series A Notes and the Series B Notes being hereinafter collectively referred to as the "Notes") each in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), pursuant to the provisions of a Series A Note Agreement dated as of November 9, 1994 (the "Series A Note Agreement") by and between the Borrower and Norwest Bank Minnesota, N.A. (the "Trustee" or the "Paying Agent," as applicable), and the Series B Note Agreement to be entered into among the Borrower, the Trustee and the Paying Agent (the "Series B Note Agreement"; the Series A Note Agreement and the Series B Note Agreement being hereinafter collectively referred to as the "Note Agreement"), and to use the proceeds from such issuance and sale to refinance and/or finance certain construction, refurbishment and related costs of an approximately 500,000 square foot distribution facility of the Borrower located in Roanoke, Virginia and a new retail store of Gump's, Inc., a subsidiary of the Borrower located in San Francisco, California (the "Project"); and

         WHEREAS, the payment when due of the principal of, interest on and Purchase Price (as defined in the Note Agreement) of the Series A Notes will be supported, to the extent provided therein, by the Series A Letter of Credit and the payment when due of the principal of, interest on and Purchase Price of the Series B Notes will be supported, to the extent provided therein, by the Series
B Letter of Credit (the Series A Letter of Credit and the Series B Letter of Credit are sometimes hereinafter collectively referred to as the "Letter of Credit"), each issued in favor of the Trustee by NationsBank of North Carolina, N.A. (the "Bank") and each in an amount of not less than $10,145,833, representing the principal amount of the applicable series of Notes plus 35 days interest on such amount computed at the Maximum Rate (as defined in the Note Agreement) on the basis of actual number of days elapsed in a year of 360 days, all pursuant to a Credit Facilities and Reimbursement Agreement dated as of October 12, 1994 (the "Reimbursement Agreement") by and among the Borrower, the financial lenders listed on the signature pages of the Reimbursement Agreement, including the Bank, and the Bank, as Agent; and
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         WHEREAS, the Series A Notes are more fully described in the preliminary private placement memorandum dated October 25, 1994 and the private placement memorandum dated November 9, 1994 (collectively, the "Series A Placement Memorandum") prepared in connection with the initial placement of the Notes; and

         WHEREAS, the Series B Notes will be more fully described in a Preliminary Private Placement Memorandum to be dated approximately seven days prior to the issuance of the Series B Notes and a Private Placement Memorandum to be dated the date of issuance of the Series B Notes (collectively, the "Series B Placement Memorandum"; the Series A Placement Memorandum and the Series B Placement Memorandum are hereinafter sometimes collectively referred to as the "Placement Memorandum") prepared in connection with the initial placement of the Series B Notes; and

         WHEREAS, the Borrower has requested that the Placement Agent act as its agent hereunder to perform certain services in connection with the placement of the Notes upon issuance thereof, and the Placement Agent is willing to accept such appointment and perform such services on the terms and subject to the conditions set forth herein and in the Note Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and upon the terms and subject to the conditions herein set forth, the parties hereto agree as follows:


         SECTION 1. DEFINITIONS. All capitalized terms used herein and not otherwise herein defined shall have the meanings ascribed to them in the applicable Note Agreement.

         SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents and warrants to, and agrees with, the Placement Agent that:

         (a) Each of the Borrower's representations and warranties contained in the Note Agreement and the Reimbursement Agreement are true and correct on and as of the date hereof and are hereby made to the Placement Agent as if set forth herein.

         (b) The Borrower has taken all necessary corporate action to authorize, execute and deliver this Agreement, the Note Agreement, the Notes and the other documents and agreements (including, without limitation, the Reimbursement Agreement and the Remarketing Agreement) executed and delivered (or to be executed and delivered) in connection with the issuance of the Notes and the other transactions contemplated hereby (collectively, the "Related Documents") to which it is or is to be, a party, and this Agreement has been duly executed and delivered and constitutes, and the Note Agreement, the Notes and the Related Documents to which it is or is to be a party when duly executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as the enforceability thereof may be limited

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by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

         (c) There is no action, suit, proceeding or inquiry, or, to the best knowledge and information of the Borrower, any investigation, at law or in equity, or before or by any court, public board or body or other governmental authority, pending or, to the best knowledge and information of the Borrower, threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise) of the Borrower, or the transactions contemplated by this Placement Agreement or the Placement Memorandum, or that in any manner raises any question concerning the legality, validity or enforceability of this Placement Agreement, the Notes, the Note Agreement or any Related Document, nor to the best knowledge and belief of the Borrower is there any basis therefor.

         (d) The execution, delivery and performance by the Borrower of this Placement Agreement, the Note Agreement, the Notes and the Related Documents are within the powers of the Borrower and do not and will not conflict with or violate the articles of incorporation or bylaws of the Borrower or any order, injunction, ruling or decree by which the Borrower or its property is bound, and do not and will not constitute a breach of or default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Borrower is a party or by which the Borrower or any of its property is bound, or contravene or constitute a violation of any federal or state constitutional or statutory provision, rule or regulation to which the Borrower or any of its property is subject, the breach, default, contravention or violation of which could have a material adverse effect on the business or financial condition of the Borrower, and no approval or other action by, or filing or registration with, any governmental authority or agency is required in connection therewith that has not been obtained or accomplished or will not be obtained or accomplished by the date hereof.

         (e) The information relating to the Borrower and the Project contained or incorporated by reference in the Placement Memorandum or otherwise supplied by the Borrower in writing for inclusion therein, including, without limitation, Appendix B thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrower has approved of the use and distribution of the Placement Memorandum in connection with the placement and remarketing of the Notes from time to time.

         (f) The Borrower is not in default in the payment of the principal of or interest on any other of its indebtedness for borrowed money or under any instrument under or subject to which any indebtedness has been incurred and no event has occurred and is continuing that, with the lapse of time or the giving of notice or both, would constitute an event of default under any such instrument.

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         (g) The Borrower agrees to make available to the Placement Agent, without cost, sufficient copies of any relevant documents pertaining to the Borrower, as reasonably may be required from time to time for the prompt and efficient performance by the Placement Agent of its obligations hereunder, including its obligations in connection with the placement of the Notes from time to time.

         SECTION 3. PLACEMENT OF THE NOTES.

         The Placement Agent shall, as the agent of the Borrower, arrange to place the Notes with investors, each of which shall be an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities Exchange Commission (the "Purchasers"), on or before each Date of Issuance. The Purchasers are to purchase the Notes at a price equal to 100% of the principal amount thereof. It is understood that the purchase of the Notes by the Purchasers is subject to (a) on the Date of Issuance of the Series A Notes, (i) receipt by the Placement Agent of: opinions of counsel to the Bank and the Borrower meeting the requirements specified in Section 2.06(a) of the Series A Note Agreement; a letter from any Rating Agency evidencing a rating on the Series A Notes satisfactory to the Placement Agent; a certified copy of resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the Note Agreement, the Notes and the Related Documents to which it is a party; executed copies (or duplicates thereof) of the Related Documents, each of which shall be in form and substance satisfactory to the Placement Agent, and such other documents, instruments and approvals (and, if requested by the Placement Agent, certified duplicates of executed copies thereof) and opinions as the Placement Agent may reasonably request; and (ii) satisfaction of the other conditions specified in
Section 2.06(a) of the Series A Note Agreement and in the Related Documents; and
(b) on the Date of Issuance of the Series B Notes, satisfaction of the conditions specified in Section 2.06(a) of the Series B Note Agreement. Purchasers shall be required to deposit the purchase price of Notes with the Placement Agent on or before each Date of Issuance for transfer by the Placement Agent on such Date of Issuance as provided in Section 4 below. The Borrower hereby approves the Placement of the Notes by the Placement Agent from time to time to prospective Purchasers on the terms set forth herein. The Placement Agent may execute and perform any of its duties hereunder or under the Note Agreement through agents, attorneys, employees or co-placement agents and shall not be responsible for the misconduct or negligence of any agent, attorney, employee or co-placement agent appointed with due care.

         SECTION 4. NOTE PROCEEDS. The Placement Agent agrees that it will, on the applicable Date of Issuance, transfer to or at the direction of the Borrower all proceeds from the sale of Notes issued from time to time under the Note Agreement, but only to the extent that each Purchaser has deposited the purchase price of the Notes to be purchased by it with the Placement Agent. If any Purchaser does not deposit with the Placement Agent the purchase price of the Notes to be purchased by it or otherwise refuses to purchase the Notes to be purchased



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by it, the Placement Agent will use its best efforts to arrange for a substitute
Purchaser for such Notes on the terms set forth in Section 3 above.

         SECTION 5. LIMITATION. Nothing contained in this Placement Agreement shall obligate the Placement Agent to purchase the Notes in the event any Purchaser fails to pay the purchase price of any Notes to be purchased by it or in the event the Placement Agent is unable to arrange for the purchase of any of the Notes.

         SECTION 6.  FEES AND EXPENSES.

         (a) On each Date of Issuance, upon consummation of the transfer of all proceeds from the sale of the Notes issued on such Date of Issuance as provided in Section 4 above, the Borrower agrees to pay the Placement Agent a fee for its services hereunder as set forth in that certain Engagement Letter dated July 15, 1994 from the Placement Agent to the Borrower and accepted and agreed to by the Borrower.

         (b) The Borrower also agrees to pay to the Placement Agent all reasonable out-of-pocket costs and expenses of the Placement Agent to the extent incurred in connection with: (i) each issuance and placement of the Notes from time to time; (ii) the preparation, execution and delivery of this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other documents contemplated to be delivered in connection herewith or therewith; (iii) any amendment or modification of, or any default or waiver (whether or not executed) under, this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other documents contemplated to be delivered in connection herewith or therewith; and
(iv) the enforcement of any rights hereunder or thereunder or the defense of any claim arising out of or in any way related to or connected with this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other documents contemplated to be delivered in connection herewith or therewith.

         (c) The Borrower shall also pay all other fees and expenses incurred in connection with: (i) each issuance and placement of the Notes; (ii) the preparation, execution and delivery of this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other document that may be delivered in connection herewith or therewith; (iii) any amendment or modification of, or any default or waiver (whether or not executed) under, this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other documents contemplated to be delivered in connection herewith or therewith; and (iv) the enforcement of any rights hereunder or thereunder or the defense of any claim arising out of or in any way related to or connected with this Placement Agreement, the Placement Memorandum, the Note Agreement, the Notes, any Related Document and any other documents contemplate to be delivered in connection herewith or therewith; including, but not limited to, the fees and expenses of counsel for the Placement Agent, counsel for the Bank, counsel for the Borrower and counsel


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for the Trustee, the fees and expenses of the Trustee, the cost of printing and delivery of the Notes and the Placement Memorandum, Rating Agency fees, if any, and fees and expenses of the Bank.

         (d) The fees and expenses described in paragraphs (b) and (c) above shall be paid by the Borrower whether or not the Notes are issued or placed. All fees and expenses described in this Section 6, to the extent they are identifiable and billed, shall be paid on the initial Date of Issuance, and the remainder shall be paid promptly upon receipt of statements therefor. The obligations of the Borrower under this Section 6 shall survive the issuance and maturity of the Notes and any termination of this Placement Agreement.

         SECTION 7.  RESIGNATION OR REMOVAL OF PLACEMENT AGENT.

         (a) The Placement Agent may resign and be discharged of its duties and obligations hereunder and under the applicable Note Agreement and may be removed from all or a portion of its duties and obligations hereunder and under the applicable Note Agreement in the manner and at the times specified in Section
8.12 of the applicable Note Agreement. Upon the resignation or removal of the Placement Agent, the Borrower agrees to appoint a successor Placement Agent in accordance with Section 8.12 of the applicable Note Agreement.

         (b) Notwithstanding the foregoing, with the consent of the Borrower and with prior written notice to (but without the consent of) the Trustee, the Remarketing Agent, the Paying Agent, the Bank and the Noteholders, NationsBank of North Carolina, N.A. may assign or transfer any or all of its rights and obligations as Placement Agent hereunder and under the Note Agreement to any other wholly-owned subsidiary of NationsBank Corporation so long as such subsidiary meets the qualifications for a Placement Agent set forth in the Note Agreement and is otherwise permitted to perform such obligations under all applicable federal and state banking and securities laws, rules and regulations.

         SECTION 8. DISCLOSURE COVENANTS. The Borrower hereby approves of the use and distribution of the Placement Memorandum (including any amendments, modifications and supplements thereto) and all exhibits and appendices thereto and all other documents provided by the Borrower to the Placement Agent for use in the placement of the Notes from time to time. The Borrower agrees to cause the Placement Agent to be furnished with as many copies of the Placement Memorandum and all exhibits and appendices thereto and documents incorporated by reference therein as the Placement Agent may reasonably request and the Borrower agrees to furnish the Placement Agent with such other information as the Borrower deems necessary or as the Placement Agent may reasonably request from time to time in connection with the placement of the Notes in accordance with the terms hereof. If at any time during the term of this Placement Agreement any event or condition known to the Borrower relating to or affecting the Borrower, the Bank, the Project or the Notes or any document or agreement related to the Notes or executed in connection with the issuance or


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
placement thereof shall occur which might affect the accuracy or completeness of any statement of a material fact contained in the Placement Memorandum or any exhibit or appendix thereto or document incorporated by reference therein or any other materials or information furnished by the Borrower to the Placement Agent in connection with the placement, remarketing or sale of any Note hereunder, the Borrower shall promptly notify the Placement Agent in writing of the circumstances and details of such event or condition.

         SECTION 9. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Placement Agent and any member, commissioner, officer, director, employee or agent of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities or expenses whatsoever (collectively, "Loss") which any of them may incur or suffer, without negligence, willful misconduct or bad faith on their part, arising out of, in connection with or relating to the placement of the Notes from time to time, including, without limitation, any Loss caused by, or which arises out of or relates to, any breach (or alleged breach) by the Borrower of its representations or warranties set forth herein, or any untrue statement or misleading statement of a material fact contained in the Placement Memorandum or incorporated therein by reference (except statements pertaining to the Bank, the Remarketing Agent or the Placement Agent) or supplied by the Borrower in writing in connection with the placement of Notes from time to time in accordance with the terms hereof and of the Remarketing Agreement (collectively, the "Disclosure Materials"), or which arises out of or relates to, any omission or alleged omission from such Disclosure Materials of any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except omissions or alleged omissions pertaining to the Bank, the Remarketing Agent or the Placement Agent). This indemnity agreement is in addition to any other liability that the Borrower may otherwise have.

         In case any action (including any governmental investigation) shall be brought against one or more of the Indemnified Parties and in respect of which indemnity may be sought as provided herein, such Indemnified Party or Indemnified Parties shall promptly notify the Borrower in writing and the Borrower shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party or Indemnified Parties, payment of all expenses and the right to negotiate and consent to settlement; but the omission to notify the Borrower as provided herein shall not relieve the Borrower from any liability that it may have (i) under this Section 9, so long as the Borrower is given the reasonable opportunity to defend such claim, and (ii) otherwise than under this Section 9. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties. The Borrower shall not be liable for any settlement of any such action effected without its consent,


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
but if settled with such consent or if there is a final judgment in any such action with or without consent, the Borrower agrees to indemnify and hold harmless the Indemnified Party or Indemnified Parties from and against any Loss by reason of such settlement or judgment.

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Borrower or unenforceable against the Borrower on grounds of policy or otherwise, the Borrower and the Placement Agent shall contribute severally to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Borrower and the Placement Agent may be subject in such proportion so that the Placement Agent is responsible for that portion represented by the percentage that the fee referred to in Section 6(a) hereof bears to the initial placement price for the Notes set forth in the Placement Memorandum and the Borrower is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this paragraph, notify such party from whom contribution may be sought, but the omission so to notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise. The liabilities under this paragraph are in addition to any other liabilities that the parties may have.

         The obligations under this Section 9 shall survive the issuance and the maturity of the Notes and any termination of this Placement Agreement.

         SECTION 10. NOTICES. Unless otherwise provided herein, all notices, certificates, requests or other communications hereunder shall be sufficiently given when delivered in writing by hand or sent by facsimile transmission, tested telex or registered or certified mail, return receipt requested, postage prepaid, or sent by any other electronic method capable of creating a written document, addressed as follows:

If to the Trustee or the Paying Agent:

         Norwest Bank Minnesota, N.A.
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Attention:  Polly B. Berquist
         Facsimile Transmission Number:  (612) 667-9825

If to the Borrower:

         Hanover Direct, Inc.
         1500 Harbor Boulevard, 1st Floor
         Weehawken, New Jersey 07087
         Attention:  Diana Faillace
         Facsimile Transmission Number:  (201) 392-5004


If to the Remarketing Agent:

         NationsBank of North Carolina, N.A.
         NationsBank Corporate Center
         NC1-007-06-07
         Charlotte, North Carolina  28255
         Attention:  Money Market Sales Department
         Facsimile Transmission Number:  (704) 386-6490

If to the Placement Agent:

         NationsBank of North Carolina, N.A.
         NationsBank Corporate Center, 6th Floor
         NC1-007-06-01
         Charlotte, North Carolina 28255
         Attention:  VRDN Project Manager
         Facsimile Transmission Number:  (704) 388-9366

If to the Bank:

         NationsBank of North Carolina, N.A.
         767 5th Avenue, 5th Floor
         New York, New York 10153
         Attention:  Christopher C. Browder
         Facsimile Transmission Number:  (212) 751-6909

         Each of the above parties may, by written notice given hereunder to the others, designate any further or different addresses to which or means by which, subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 11. GOVERNING LAW. THIS PLACEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.




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         SECTION 12. COUNTERPARTS. This Placement Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 13. BINDING EFFECT. This Placement Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the consent of the Placement Agent.

         SECTION 14. TERMINATION. This Placement Agreement shall terminate (except as to rights to any fees payable and rights to indemnity or contribution, which shall survive any termination) on the earlier of (i) the removal or resignation of the Placement Agent pursuant to Section 7 hereof or
(ii) payment in full of the Notes.

         SECTION 15.  MISCELLANEOUS.

         (a) Nothing herein shall be construed to make any party hereto an employee of the other or to establish any fiduciary relationship between the Borrower and the Placement Agent, except as expressly provided herein.

         (b) This Placement Agreement may be amended from time to time only by an instrument in writing executed by all the parties hereto.

         (c) The headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) If any one or more of the covenants, provisions or agreements contained in this Placement Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of such covenants, provisions and agreements shall in no way affect the validity or effectiveness of the remainder of this Placement Agreement, and this Placement Agreement shall continue in full force and effect to the fullest extent permitted by law.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 HANOVER DIRECT, INC.

                                 By: /s/ Edward J. O'Brien
                                    ______________________________________
                                 Title: Senior Vice President & Treasurer
                                       _____________________________________


                                 NATIONSBANK OF NORTH CAROLINA,
                                 N.A.

                                 By: /s/ Jennifer W. Arens
                                    ______________________________________
                                         Jennifer W. Arens
                                         Vice President


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